INDEPENDENT AUDITORS' REPORT



To the shareholders and
Board of Trustees of the
Emerald Funds:

We have audited the accompanying statement of assets and liabilities of the Emerald Prime Advantage Institutional
Fund (the Fund), including the schedule of portfolio investments, as of May 15, 1995, the related statement of operations for the period December 1, 1997 through May 15, 1998, and the statements of changes in net assets and the financial highlights for the period from December 1, 1997 through May 15, 1998 and for the year ended November 30, 1997. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Accompanying financial highligts for the periods ended November 30, 1996, and prior periods as indicated herein, were audited by other auditors whose report thereon dated
January 22, 1997 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verifications of securities owned as of May 15, 1998, by confirmation with the custodian and brokers and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights for the period from December 1, 1997 through May 15, 1998 and for the year ended November 30, 1997 present fairly, in all material respects, the financial position of the Emerald Prime Advantage Institutional
Fund at May 15, 1998, and the results of its operations for the period from December 1, 1997 through May 15, 1998, and the changes in its net assets and the financial highlights for the period from December 1, 1997 through May 15, 1998 and for the year ended November 30, 1997, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP

Columbus, Ohio
July 1, 1998